UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2013

__________CHINA ENERGY CORPORATION__________

(Exact name of registrant as specified in its charter)

Nevada	000-52409	98-0522950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
No. 57 Xinhua East Street Hohhot, Inner Mongolia, People’s Republic of China		010010
(Address of principal executive offices)		(Zip Code)
86-471-466-8870
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events

On May 3, 2013, China Energy Corporation (the “Company”) filed its Schedule 14C Definitive Information Statement with the United States Securities and Exchange Commission (the "SEC") in connection with a “going private” transaction involving an amendment to the Company’s Articles of Incorporation to effect a one-for-12,000,000 reverse stock split. Fractional shares will be redeemed by the Company for cash consideration of $0.14 per pre-split share.

The reverse stock split will be effective on or about June 7, 2013 upon the filing of a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada. The Company intends to terminate the registration of its common stock under the Securities Exchange Act of 1934, and thereby end the Company's reporting obligations as a public company under the United States securities laws, including the filing of annual and periodic reports pursuant to Section 13 of the Exchange Act.

The reverse stock split and the purchase of fractional shares have already been approved by the Company’s Board of Directors and stockholders holding in excess of 63.9% of the issued and outstanding common stock of the Company. This majority stockholders’ approval has been reported in the Rule 13e-3 Transaction Statement filed with the SEC on May 3, 2013. No further stockholder proxies or stockholder approval will be required.

The Company’s stock transfer agent, Quicksilver Stock Transfer, LLC, will start mailing the Internet Availability Notice of Information Statement to all stockholders on or about May 10, 2013. Copies of above-described SEC filings and detailed shareholder instructions are available at www.chinaenergycorp.cn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY CORPORATION

Date: May 6, 2013	By:	/s/ Wenxiang Ding
	Name:	Wenxiang Ding
	Title:	Chief Executive Officer

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